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                                                                     EXHIBIT 4.1


            AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

     This Amendment No. 4 (this "Amendment") to the "Credit Agreement" (defined below) is entered into as of June 30, 2000 by and among ARCHIBALD CANDY CORPORATION, an Illinois corporation (the "Borrower"), the financial institutions party to the Credit Agreement (collectively, the "Lenders") and BANK ONE, NA, formerly known as THE FIRST NATIONAL BANK OF CHICAGO, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders.

                                    RECITALS:

     WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of July 2, 1997, as amended (the "Credit Agreement");

     WHEREAS, the Borrower has notified the Lenders and the Agent that the Borrower wishes to amend the Credit Agreement in certain respects; and

     WHEREAS, the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions herein set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

     2. AMENDMENTS TO CREDIT AGREEMENT. Upon the effectiveness of this Amendment in accordance with the provisions of SECTION 3 below, the Credit Agreement is hereby amended as follows:

     (a)  The definition of "APPLICABLE EURODOLLAR MARGIN" set forth in SECTION
1.1 of the Credit Agreement is hereby amended in its entirety as follows:

     "APPLICABLE EURODOLLAR MARGIN" means, from and after the Amendment No. 4 Effective Date, with respect to the Loans comprising any Eurodollar Advance, a per annum rate equal to three and one-half percent (3.5%).

     (b)  The definition of "APPLICABLE FLOATING RATE MARGIN" set forth in
Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

     "APPLICABLE FLOATING RATE MARGIN" means, from and after the Amendment No. 4 Effective Date, with respect to the Loans comprising any Floating Rate Advance, a per annum rate equal to two and one-quarter percent (2.25%).

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     (c)  The definition of "BORROWING BASE" is hereby amended to delete therefrom the phrase "the sum of 50% of the Gross Amount of Eligible Inventory consisting of finished goods and 50% of the Gross Amount of Canadian Eligible Inventory consisting of finished goods" and to substitute therefor the phrase "the sum of (A) 50% of the Gross Amount of Eligible Inventory consisting of finished goods other than packaged candy PLUS (B) 50% of the Gross Amount of Canadian Eligible Inventory consisting of finished goods other than packaged candy PLUS (C) for the period beginning June 30, 2000 and ending July 25, 2000, 65% of the Gross Amount of Eligible Inventory consisting of packaged candy, and subsequent to July 25, 2000, 50% of such Gross Amount PLUS (D) for the period beginning June 30, 2000 and ending July 25, 2000, 65% of the Gross Amount of Canadian Eligible Inventory consisting of packaged candy, and subsequent to July 25, 2000, 50% of such Gross Amount."

     (d) The definition of "CANADIAN ELIGIBLE RECEIVABLES" is hereby amended to delete clauses (i) and (iii) therefrom and to substitute therefor the following:

     "(i) Canadian Receivables which remain unpaid ninety (90) days after the date of the original applicable invoice; PROVIDED, HOWEVER, that during the period beginning June 30, 2000 and ending July 25, 2000, Merger Receivables in an aggregate amount equal to US Dollars 1,000,000 shall not constitute ineligible Canadian Receivables; PROVIDED FURTHER, HOWEVER, that the aggregate of those Merger Receivables in excess of US Dollars 1,000,000 shall constitute ineligible Canadian Receivables;

     (iii) With respect to Canadian Receivables from any single Canadian Account Debtor, together with its Affiliates, which otherwise constitute Canadian Eligible Receivables, but which in the aggregate exceed more than 25% (or with respect to Canadian Eligible Receivables from Albertson's, 30%) of all Canadian Eligible Receivables, those Canadian Eligible Receivables related to such Canadian Account Debtor and/or its Affiliates in excess of such 25% (or with respect to Albertson's Receivables, 30%) shall be deemed ineligible hereunder;"

     (e) The definition of "ELIGIBLE RECEIVABLES" is hereby amended to delete clauses (i) and (iii) therefrom and to substitute therefor the following:

     "(i) Receivables which remain unpaid ninety (90) days after the date of the original applicable invoice; PROVIDED, HOWEVER, that during the period beginning June 30, 2000 and ending July 25, 2000, Merger Receivables in an aggregate amount equal to US Dollars 1,000,000 shall not constitute ineligible Receivables; PROVIDED FURTHER, HOWEVER, that the aggregate of those Merger Receivables in excess of US Dollars 1,000,000 shall constitute ineligible Receivables;

     (iii) With respect to Receivables from any single Account Debtor, together with its Affiliates, which otherwise constitute Eligible Receivables, but which in the aggregate exceed more than 25% (or with respect to Eligible Receivables from Albertson's, 30%) of all Eligible Receivables, those Eligible Receivables related to such Account Debtor and/or its Affiliates in excess of such 25% (or with respect to Albertson's Receivables, 30%) shall be deemed ineligible hereunder;"

     (f) SECTION 1.01 of the Credit Agreement is hereby amended to insert alphabetically therein the following new defined terms:


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     "AMENDMENT NO. 4" means Amendment No. 4 to this Agreement, dated as of June
30, 2000, by and among the Borrower, the Lenders and the Agent.

     "AMENDMENT NO. 4 EFFECTIVE DATE" means the "Effective Date" as defined in Amendment No. 4.

     "MERGER RECEIVABLES" means the aggregate of those Receivables and Canadian Receivables owing by Albertson's and/or Dominick's which remain unpaid more than 90 days after the date of the original applicable invoice as a result of Albertson's merger with American Stores and Dominick's merger with Safeway.

     3. CONDITIONS OF EFFECTIVENESS; CONDITION SUBSEQUENT. (i) This Amendment shall become effective and be deemed effective as of the date hereof (the "Effective Date") if, and only if, the Agent shall have received each of the following:

          (a) four (4) duly executed originals of this Amendment from the Borrower, the Agent and the Lenders;

          (b) $50,000 (the "Initial Amendment Fee") for the ratable benefit of the Lenders on June 30, 2000;

          (c) a fully executed copy of the letter agreement, dated as of the date hereof, between the Borrower and the Agent; and

          (d) written certification from an officer of the Borrower that execution, delivery and effectiveness of this Amendment do not and will not conflict with the terms and conditions of the Senior Note Indenture and do not and will not trigger an "Event of Default" under the Senior Note Indenture.

     (ii) This Amendment shall terminate and not be deemed effective if the Borrower fails to deliver to the Agent for the ratable benefit of the Lenders an amount equal to $50,000 (the "Subsequent Amendment Fee"), on the earlier to occur of (x) November 30, 2000 and (y) the date on which the Agent or an affiliate thereof delivers notice to the Borrower that the financing evidenced by the Credit Agreement shall be managed by a group, division or department within the Agent other than the group managing such financing on the Amendment No. 4 Effective Date.

     4.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

          4.1  The Borrower represents and warrants as of the date hereof that:

          (a) Its execution, delivery and performance of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not require any consent or approval which has not been obtained and

          (b) This Amendment and the Credit Agreement as amended hereby are its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as


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     enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

          4.2 The Borrower affirms that the representations and warranties contained in the Credit Agreement are true and correct as of the Effective Date.

          4.3 The Borrower affirms that each of the Collateral Documents is in full force and effect as of the date hereof and that the Collateral Documents secure the payment in full of the Secured Obligations as such Secured Obligations may increase as a result of this Amendment No. 4.

     5.   REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

          5.1 Upon the effectiveness of this Amendment pursuant to SECTION 3 hereof, on and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

          5.2 Except as specifically waived or amended herein, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          5.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

     6. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.


                THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK




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     IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment No. 4 as of the date first above written.


                                   ARCHIBALD CANDY CORPORATION


                                   By:  /s/ Thomas G. Kasvin
                                        ----------------------------------
                                   Name:     Thomas G. Kasvin
                                   Title:    Vice President


                                   BANK ONE, NA, formerly known as The
                                   First National Bank of Chicago,
                                   individually and as Agent


                                   By:  /s/ Kevin L. Gillen
                                        ----------------------------------
                                   Name:     Kevin L. Gillen
                                   Title:    Vice President


                                   FLEET BUSINESS CREDIT CORPORATION, formerly known as Sanwa Business Credit Corporation


                                   By:  /s/ Donald A. Mastro
                                        ----------------------------------
                                   Name:     Donald A. Mastro
                                   Title:    Vice President


Agreed and acknowledged
this 30th day of June, 2000

BANK ONE CANADA, formerly
known as First Chicago NBD Bank,
Canada

By:  /s/ Randall Taylor
     -----------------------------
Name:     Randall Taylor
Title:    Senior Vice President



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